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                                                                      EXHIBIT 16




December 22, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read paragraph (a) of Item 4 included in the Form 8-K dated December 18, 2000 of Daisytek International Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


ARTHUR ANDERSEN LLP



cc:  Mr. Ralph Mitchell, CFO,
     Daisytek International Corporation